UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 11, 2016
Date of Report (Date of earliest event reported)

3D TOTAL SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55490	36-4756901
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Mt. Bethel Road, Suite 218 Warren, NJ	07059
(Address of principal executive offices)	(Zip Code)

(203) 431-7794
Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Offi cers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2016, Larry Dobroff resigned as Chief Financial Officer for 3D Total Solutions Inc. (the “Company”). Paul Fischer, President of the Company has agreed to serve as interim Chief Financial Officer for the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D Total Solutions Inc.

Date: April 13, 2016		/s/ Paul Fischer
	Name:	Paul Fischer
	Title:	President, Interim Chief Financial Officer